EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Michelle Clemente	Gary Hanson
(602) 286-1533	(602) 286-1777

Karen Davis
(602) 286-1555

WESTERN REFINING LOGISTICS TO PARTICIPATE
IN THE 2015 UBS MLP CONFERENCE

EL PASO, Texas - January 12, 2015 - Western Refining Logistics, LP (NYSE:WNRL) today announced that Partnership management will participate in the UBS MLP Conference in Park City, Utah, on Tuesday, January 13, 2015. The presentation will be available on the Investor Relations section of Western Refining Logistics’ website at www.wnrl.com beginning January 13, 2015, and will remain available in accordance with the Partnership’s investor presentation archive policy.

About Western Refining Logistics, LP
Western Refining Logistics, LP is principally a fee-based, growth-oriented master limited partnership formed by Western Refining, Inc. (NYSE: WNR) to own, operate, develop, and acquire terminals, storage tanks, pipelines, and other logistics assets related to the terminalling, transportation, and storage of crude oil and refined products. Headquartered in El Paso, Texas, Western Refining Logistics’ assets include approximately 300 miles of pipelines, approximately eight million barrels of active storage capacity, distribution of wholesale petroleum products, and crude oil trucking.

More information about Western Refining Logistics is available at www.wnrl.com.